EXHIBIT 99.1

Contact:

Michael G. McAuley

Senior Vice President, Chief Financial Officer and Treasurer

(412) 429-2472

mmcauley@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

May 15, 2023

Ampco-Pittsburgh Corporation (NYSE: AP) Announces First Quarter 2023 Results

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Q1 2023 net income of $0.7 million, or $0.03/share
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Q1 2023 sales growth of 11% vs prior year and 12% vs prior quarter
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Backlog up 16% vs prior year and up 3% vs prior quarter
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Equipment modernization in U.S. forged business on track

Carnegie, PA, May 15, 2023 – Ampco-Pittsburgh Corporation (NYSE: AP) reported net income of $0.7 million, or $0.03 per diluted share, for the three months ended March 31, 2023, which improved when compared to approximately breakeven results for the three months ended March 31, 2022.

The Corporation reported net sales of $104.8 million for the three months ended March 31, 2023, compared to $94.4 million for the three months ended March 31, 2022. The increase is primarily attributable to growth in the Air and Liquid Processing segment for heat exchange coils and custom air handlers. Higher roll pricing and shipment volumes in the Forged and Cast Engineered Products segments was largely offset by a decline in shipments of other forged engineered products and an unfavorable foreign exchange translation effect.

Operating income of $2.0 million for the three months ended March 31, 2023, improved compared to an operating loss of $0.5 million for the three months ended March 31, 2022, as both higher pricing and overall shipment volumes more than offset increases in operating costs, lower manufacturing overhead cost absorption due to higher current year plant downtime in the Forged and Cast Engineered Products segment, and the prior year benefit of a change in an employee benefit policy.

Commenting on the quarter, Ampco-Pittsburgh’s CEO, Brett McBrayer, said, “This quarter was back on track with positive profitability, demonstrating the successful penetration of our pricing actions in Forged and Cast Engineered Products and our growth strategy in Air and Liquid. Backlog grew further this quarter in both segments and the equipment modernization program in our US forged operations remains on track for completion this year.”

Other expense of $0.7 million for the three months ended March 31, 2023, compared to other income of $0.4 million for the three months ended March 31, 2022, primarily due to higher interest expense on higher debt and higher interest rates. The income tax provision for the three months ended March 31, 2023, rose due to higher income in the Corporation’s profitable entities for which no valuation allowance exists.

Teleconference Access

Ampco-Pittsburgh Corporation will hold a conference call on Tuesday May 16, 2023, at 10:30 a.m. Eastern Time (ET) to discuss its financial results for the first quarter ended March 31, 2023. The Corporation encourages participants to pre-register at any time, including up to and after the call start time via this link: https://dpregister.com/sreg/10178472/f944dd7358. Those without internet access or unable to pre-register should dial in at least five minutes before the start time using:

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Participant Dial-in (Toll Free): 1-844-308-3408
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Participant International Dial-in: 1-412-317-5408

For those unable to listen to the live broadcast, a replay will be available one hour after the event concludes on the Corporation’s website under the Investors menu at www.ampcopgh.com.

About Ampco-Pittsburgh Corporation

Ampco-Pittsburgh Corporation manufactures and sells highly engineered, high-performance specialty metal products and customized equipment utilized by industry throughout the world. Through its operating subsidiary, Union Electric Steel Corporation, it is a leading producer of forged and cast rolls for the global steel and aluminum industries. It also manufactures open-die forged products that are sold principally to customers in the steel distribution market, oil and gas industry, and the aluminum and plastic extrusion industries. The Corporation is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems and centrifugal pumps. It operates manufacturing facilities in the United States, England, Sweden, and Slovenia and participates in three operating joint ventures located in China. It has sales offices in North America, Asia, Europe, and the Middle East. Corporate headquarters is located in Carnegie, Pennsylvania.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by us or on behalf of the Corporation. This press release may include, but is not limited to, statements about operating performance, trends and events that the Corporation expects or anticipates will occur in the future, statements about sales and production levels, restructurings, the impact from global pandemics, profitability and anticipated expenses, inflation, the global supply chain, future proceeds from the exercise of outstanding warrants, and cash outflows. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Act and words such as “may,” “will,” “intend,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations, and involve risks and uncertainties. For the Corporation, these risks and uncertainties include, but are not limited to: economic downturns, cyclical demand for our products and insufficient demand for our products; excess global capacity in the steel industry; fluctuations in the value of the U.S. dollar relative to other currencies; increases in commodity prices or insufficient hedging against increases in commodity prices, reductions in electricity and natural gas supply or shortages of key production materials for us or our customers; limitations in availability of capital to fund our strategic plan; inability to maintain adequate liquidity to meet our operating cash flow requirements, repay maturing debt and meet other financial obligations; inability to obtain necessary capital or financing on satisfactory terms to acquire capital expenditures that may be necessary to support our growth strategy; inoperability of certain equipment on which we rely and/or our inability to execute our capital expenditure plan; liability of our subsidiaries for claims alleging personal injury from exposure to asbestos-containing components historically used in certain products of our subsidiaries; changes in the existing regulatory environment; inability to successfully restructure our operations and/or invest in operations that will yield the best long term value to our shareholders; consequences of global pandemics and international conflicts; work stoppage or another industrial action on the part of any of our unions; inability to satisfy the continued listing requirements of the New York Stock Exchange or the NYSE American Exchange; potential attacks on information technology infrastructure and other cyber-based business disruptions; failure to maintain an effective system of internal control; and those discussed more fully elsewhere in Item 1A, Risk Factors outlined in Part I of the Corporation’s latest Annual Report on Form 10-K and Part II of the latest Quarterly Report on Form 10-Q. The Corporation cannot guarantee any future results, levels of activity, performance, or achievements. In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

AMPCO-PITTSBURGH CORPORATION

FINANCIAL SUMMARY

(in thousands except per share amounts)

	Three Months Ended
	March 31,

	2023	2022

Net sales	$104,803	$94,426

Costs of products sold (excl. depreciation and amortization)	86,372	80,516
Selling and administrative	12,187	9,878
Depreciation and amortization	4,374	4,487
Gain on disposal of assets	(123)	(2)
Total operating expenses	102,810	94,879

Income (loss) from operations	1,993	(453)

Other (expense) income:
Investment-related income	9	4
Interest expense	(2,071)	(994)
Other — net	1,367	1,412
Total other (expense) income — net	(695)	422

Income (loss) before income taxes	1,298	(31)
Income tax provision	(313)	(56)

Net income (loss)	985	(87)

Less: Net income (loss) attributable to noncontrolling interest	309	(36)
Net income (loss) attributable to Ampco-Pittsburgh	$676	$(51)

Net income (loss) per share attributable to Ampco-Pittsburgh common shareholders:
Basic	$0.03	$-
Diluted	$0.03	$-

Weighted-average number of common shares outstanding:
Basic	19,404	19,188
Diluted	19,404	19,188

AMPCO-PITTSBURGH CORPORATION

SEGMENT INFORMATION

(in thousands)

	Three Months Ended
	March 31,

	2023	2022

Net sales:
Forged and Cast Engineered Products	$76,798	$74,759
Air and Liquid Processing	$28,005	$19,667
Consolidated	$104,803	$94,426

Income (Loss) from operations:
Forged and Cast Engineered Products	$2,224	$(398)
Air and Liquid Processing	$2,953	$2,661
Corporate costs	$(3,184)	$(2,716)
Consolidated	$1,993	$(453)